SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 27, 1997


                             AMERICAN CONSOLIDATED
                               GROWTH CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                     0-16447                   52-1508578
       --------                     -------                   ----------
(State of incorporation)     (Commission File Number)   (IRS Employer ID number)



               5031 S. Ulster Street, Suite 205, Denver, CO 80237
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (303) 220-8686
                                 --------------
              (Registrant's telephone number, including area code)








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                                    Form 8-K
                                    --------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Item 1. Changes in Control of Registrant.
        ---------------------------------
        Not Applicable

Item 2. Acquisition or Disposition of Assets.
        -------------------------------------
        See Item 5 Below.

Item 3. Bankruptcy or Receivership.
        --------------------------
        Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
        ---------------------------------------------
        Not Applicable

Item 5. Other Events.

          On October 22, 1997, the Company successfully completed the sale of the Overland Park, Kansas operations of its wholly owned subsidiary, Eleventh Hour, Inc., a staffing services business. The sale was made to Western Staff Services, Inc., of Walnut Grove, California. AMGC plans to utilize proceeds from the sale for debt reduction and to improve ongoing working capital shortages.

          The Company's wholly owned subsidiary, Eleventh Hour, Inc., believes the sale of the Overland Park, Kansas operations, which represented approximately 25% of EHI's total revenues in fiscal 1997, will not adversely impact the subsidiary's cumulative fiscal 1998 performance due to increased sales of the Colorado and California-based operations. However, management can provide no assurance such performance will continue during the current fiscal year period ending June 30, 1998.

          In the fiscal year ended June 30, 1997, AMGC reported unaudited gross revenues of $10,207,667.




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                                   SIGNATURES
                                   ----------



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 27th day of October, 1997.


                                            By: s/s  Cory J. Coppage
                                                --------------------------------
                                                Cory J. Coppage
                                                Secretary and Treasurer

Dated: October 27, 1997.